Rule 424 (b) (3)
Registration No. 333-62048
CUSIP # 63743HDG4

PRICING SUPPLEMENT NO. 2892 DATED July 12, 2001
TO PROSPECTUS SUPPLEMENTAL DATED June14, 2001
AND BASE PROSPECTUS DATE June 13, 2001

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
Medium-Term Notes, Series C
With Maturities of Nine Months or More from Date of Issue
Floating Rate Notes

Principal Amount:	$700,000,000.00
Issue Price:	100% of Principal Amount
Original Issue Date:	07/17/01
Maturity Date:	07/17/03
Initial Interest Rate:	Determined as described below
Base Rate:	LIBOR Telerate
Spread:	Plus 17 basis points
Index Maturity:	1 month
Interest Payment Dates:	On the 17th of each month and the Maturity Date, commencing August 17, 2001
Reset Period:	Monthly
Interest Reset Dates:	On the 17th of each month, commencing July 17, 2001
Redemption Date:	None
Agents Discount or Commission:	0.150%
Agent(s):	Lehman Brothers
Banc of America Securities LLC
ABN-AMRO Incorporated
Capacity:	Agent
Form of Note:	Book-Entry
(Book-Entry or Certificated)
Other Terms:	None

Medium-Term Notes, Series C may be issued by CFC in an aggregate principal amount of up to $10,050,000,000 and, to date, including this offering, an aggregate of $10,748,460,000 Series C have been issued.